SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            NETWORK PERIPHERALS INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                            NETWORK PERIPHERALS INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                           NETWORK PERIPHERALS INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 24, 1997

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Network Peripherals Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 24, 1997 at 11:00 a.m., local time, in the Tivoli Ballroom of the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, for the following purposes:

        1. To elect two Class III directors of the Company to serve for the ensuing three year term and until their successors are duly elected.

        2. To approve the Company's 1997 Stock Plan.

        3. To approve amendments to the Company's 1994 Outside Directors Stock Option Plan to (i) change the formula for granting options, (ii) change the option vesting provisions applicable in the event of a change in control of the Company, and (iii) revise the requirements for stockholder approval of subsequent amendments to the plan.

        4. To ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 31, 1997.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on February 24, 1997, are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid, return envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                             Sincerely,


                                             Truman Cole
                                             Secretary

Milpitas, California
March 26, 1997

--------------------------------------------------------------------------------
 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED
 TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                           NETWORK PERIPHERALS INC.

                                   ----------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed Proxy is solicited on behalf of Network Peripherals Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 24, 1997 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Tivoli Ballroom of the Sheraton San Jose Hotel, 180l Barber Lane, Milpitas, California. The Company's principal executive offices are located at 1371 McCarthy Boulevard, Milpitas, California 95035.

   These proxy solicitation materials were mailed on or about March 26, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

   Stockholders of record at the close of business on February 24, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 12,086,473 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "OTHER INFORMATION-- Share Ownership by Principal Stockholders and Management."

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

   Every stockholder voting in the election of directors is entitled to one vote for each share held. Stockholders are not entitled to cumulate votes for the election of directors or for any other purpose.

   The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, letter, telegram, facsimile transmission or other means of electronic communication.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

   The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors (Proposal No. 1), the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Delaware case law suggests that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than November 14, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

NOMINEES

   The number of directors authorized by the Company's By-Laws is fixed from time to time exclusively by the Board of Directors. The Board of Directors has currently set the number of directors at six. The Company's By-Laws provide that the directors shall be divided into three classes, with the classes of directors serving for staggered, three year terms. The two Class III directors to be elected at the Annual Meeting are to hold office until the Annual Meeting to be held in 2000 and until their successors have been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

   The following table sets forth the name and age of each nominee, and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as a director of the Company:

NOMINEES  FOR  ELECTION AS CLASS III  DIRECTORS  SERVING FOR A TERM  EXPIRING IN
2000:

                                      PRINCIPAL OCCUPATION                                DIRECTOR
NAME                               DURING THE PAST FIVE YEARS                        AGE    SINCE
------------------ --------------------------------------------------------          ---  ----------
Glenn E. Penisten  Mr.  Penisten  has  served  as  the  Chairman of the Board of     65    1996
                   Directors since June 1996.  Since September 1985, he has been a partner of Alpha  Partners,  a venture capital firm. He has
                   served  as  Chief  Executive   Officer  for  several  leading
                   technology companies including; American Microsystems,  Inc., from July 1976 to December 1984, Data  Transmission Co., from
                   February 1972 to April 1976, and Superconductor Technologies,
                   Inc., from May 1987 to June 1988.  Prior to these  positions,
                   Mr.  Penisten held director level  positions at  Dataproducts
                   Corporation,  Sanders  Associates  and  Gould,  Inc.  He also served as corporate officer at Texas  Instruments,  Inc., and
                   chairman  of  the  American  Electronics   Association.   Mr.
                   Penisten currently serves as director for Ikos Systems,  Bell
                   Microproducts,    Pinnacle   Systems,    and   Superconductor
                   Technologies, Inc.

Charles J. Hart .. Mr. Hart has served on the Board of Directors  since November     58    1996
                   1996.  From  January  1992 to July 1995,  Mr.  Hart served as
                   President   and  Chief   Executive   Officer   of   Semaphore
                   Communications,  a global networking security company.  Prior to joining Semaphore  Communications,  he has served as Chief
                   Executive  Officer  with  several  innovative   hardware  and
                   software  companies  including  Lan pioneer  Nestar  Systems,
                   Inc., and Etak,  Inc.,  the leader in geographic  information systems.

INCUMBENT DIRECTORS NOT STANDING FOR RE-ELECTION AT THE 1997 ANNUAL MEETING:

                                      PRINCIPAL OCCUPATION                                DIRECTOR
NAME                               DURING THE PAST FIVE YEARS                        AGE    SINCE
------------------ --------------------------------------------------------          ---  ----------
Pauline Lo Alker   Mrs.  Alker has  served  as the  President,  Chief  Executive     54    1991
                   Officer and a director of the Company  since January 1991. In
                   June 1984,  Mrs.  Alker  co-founded  Counterpoint  Computers,
                   Inc.,  a  manufacturer  of  modular,   multi-processor   UNIX
                   systems,  where she served as Chairman,  President  and Chief
                   Executive  Officer until it was acquired by Acer Corporation, a computer systems  manufacturer,  for which she subsequently
                   served  as   President,   Network   Computing   Division  and
                   President,   Sales  and   Marketing,   Acer  North   American
                   Operations  from October 1987 to September 1990. From 1980 to
                   1984,   Mrs.  Alker  was  Vice  President  of  Marketing  and
                   subsequently  Vice  President,  General Manager at Convergent
                   Technologies,    Inc.    ("Convergent"),     a    workstation
                   manufacturer.  Prior to joining  Convergent,  Mrs. Alker held various marketing and engineering  management  positions with
                   Intel and Four Phase Systems and Amdahl  Corporation,  all of
                   which are computer  systems  manufacturers.  Mrs.  Alker also serves  as a member  of the  board  and  audit  committee  at
                   Tektronix.

Kenneth Levy ..... Mr.  Levy has served on the Board of  Directors  since  March     54    1993
                   1993.  Since  November 1991, he has served as Chairman of the
                   Board  and  Chief   Executive   Officer  of  KLA  Instruments
                   Corporation, a semiconductor  manufacturing equipment company which he co-founded in July 1975,  and for which he served as
                   President,  Chief Executive Officer and director. Mr. Levy is also director of Ultratech  Stepper,  Inc., a manufacturer of photolithography  equipment;  and a  director  of  Integrated
                   Process    Equipment    Corporation,    a   manufacturer   of
                   semiconductor processing equipment for chemical,  mechanical, planarization and cleaning of advanced integrated circuits.

Ann S. Bowers  ... Ms.  Bowers has served on the Board of  Directors  since June     59    1992
                   1992.  Since June  1990,  she has been the  President  of the
                   Noyce Foundation, a nonprofit education foundation. From 1970 until 1976,  Ms.  Bowers was the Director of Human  Resources
                   for Intel  Corporation,  and from 1980 through 1985,  she was the Vice  President of Human  Resources  for Apple  Computer,
                   Inc..  From 1985 until 1990,  Ms. Bowers was a  self-employed consultant in the human resources field. Ms. Bowers is also a director of the Investment Company of America, a mutual fund.

                                        4



                                      PRINCIPAL OCCUPATION                                DIRECTOR
NAME                               DURING THE PAST FIVE YEARS                        AGE    SINCE
------------------ --------------------------------------------------------          ---  ----------
William P. Tai  .. Mr.  Tai has  served on the Board of  Directors  since  March     34    1994
                   1994.  Since  September  1991,  he has been a partner  of the
                   Walden Group, a venture  capital firm. From August 1987 until
                   September 1991, Mr. Tai worked as a research analyst at Alex.
                   Brown & Sons  Incorporated,  an investment banking firm. From
                   June  1984  until  June  1987,  Mr.  Tai  served  in  various technical marketing capacities with LSI Logic Corporation,  a semiconductor  company.  Mr. Tai also serves as a director of
                   Award  Software   International,   as  well  as  the  Western
                   Association    of   Venture    Capitalists,    and    several
                   privately-held companies.


   There are no family relationships among any directors or officers of the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

   The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

   The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors of the Company held a total of 8 meetings and took action by written consent one time during the fiscal year ended December 31, 1996. No director participated in fewer than 75% of all such meetings and actions of the Board of Directors and the committees, if any, upon which such director served.

   The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing the functions of a Nominating Committee. The functions of a Nominating Committee are performed by the Board of Directors as a whole.

   The Audit Committee of the Board of Directors, which, at the end of 1996, consisted of directors Levy and Penisten, met 4 times during fiscal year 1996. In addition, Mr. Tai also served as a member of the Audit Committee for a portion of 1996. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls.

   The Compensation Committee of the Board of Directors, which consists of directors Bowers, Levy and Tai, held 6 meetings during fiscal year 1996. The Compensation Committee reviews and approves the Company's executive compensation policy, and reviews and approves grants of options to employees under the Company's 1993 Stock Option Plan and 1996 Nonstatutory Stock Option Plan. The Compensation Committee will be responsible for the administration of the 1997 Stock Plan if it is approved by the stockholders.

COMPENSATION OF DIRECTORS

   Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company (an "Outside Director") are entitled to receive a director fee of $4,000 per fiscal quarter so long as they remain directors of the Company. Directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

   Non-employee directors are eligible to participate in the Company's 1994 Outside Directors Stock Option Plan. The Company has proposed certain amendments to the Outside Directors Plan for approval by the stockholders at the 1997 Annual Meeting of Stockholders which is the subject of this Proxy Statement. The Outside Directors Plan as amended provides for the automatic granting of nonstatutory stock options to Outside Directors of the Company. Each continuing Outside Director will automatically be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders held on and after the date of the 1997 Annual Meeting. Each new Outside Director elected after that date will automatically be granted an option to purchase 15,000 shares of Common Stock on their date of election See "Proposal 3 -- Amendment of the 1994 Outside Directors Stock Option Plan."

   During 1996, the Company granted nonstatutory stock options to directors Penisten, Hart and Tai for 520,000, 15,000 and 15,000 shares, respectively, pursuant to the 1993 Stock Option Plan. In addition, directors Ann Bowers, Kenneth Levy and William Tai were each granted nonstatutory stock options for 2,000 shares under the 1994 Outside Directors Stock Option Plan.

                                OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of Common Stock of the Company as of February 24, 1997 by: (a) each director; (b) each of the officers named in the Summary Compensation Table ("Named Officers"); (c) all directors and executive officers as a group; and (d) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 24, 1997 through the exercise of any stock option or other right. To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. A total of 12,086,473 shares of the Company's Common Stock were issued and outstanding as of February 24, 1997.


                                                  SHARES BENEFICIALLY OWNED
                                                  -------------------------
                      NAME                           NUMBER       PERCENT
                      ----                           -------       -------
Seneca Ventures(1) ..............................    764,100        6.3%
 68 Wheatley Road
 Brookview, NY 11545
Pauline Lo Alker(2) .............................    736,333        6.1%
 c/o Network Peripherals Inc.
 1371 McCarthy Blvd.
 Milpitas, CA 95035
Glenn E. Penisten(3) ............................    193,574        1.6%
Truman Cole(3) ..................................     42,012         *
Kenneth Levy(4) .................................     25,824         *
Donald J. Morrison(3) ...........................     25,000         *
Mark S. Smith(3) ................................     19,247         *
Ann S. Bowers(3) ................................     16,458         *
Derek S. Obata(3) ...............................     13,214         *
William P. Tai(3) ...............................      3,458         *
Charles J. Hart .................................        -0-         *
All directors and current executive officers as
 a group (12 persons)(5) .......................   1,088,872        9.0%
----------------
 *  Less than 1%

(1) Based on information contained in the Schedule 13D filed by the above entity and other members of a group of which that entity is a part, including Woodland Venture Group, Woodland Partners, Barry Rubenstein, and Marilyn Rubenstein.
(2) Includes 36,000 shares held by a trust for the benefit of Mrs. Alker's son, as to which shares Mrs. Alker disclaims beneficial ownership; and 110,333 shares issuable upon the exercise of outstanding stock options which were exercisable at the Record Date or within 60 days thereafter.
(3) Includes the following number of shares issuable upon the exercise of outstanding stock options which were exercisable at the Record Date or within 60 days thereafter held by the following persons: Mr. Penisten, 173,316 shares; Mr. Cole, 40,210 shares; Mr. Morrison, 25,000 shares; Ms.
    Bowers, 16,458 shares; and Mr. Smith, 13,542 shares; Mr. Obata, 12,396 shares; and Mr. Tai, 1,458 shares.
(4) Includes 24,366 shares held by Mr. Levy as the trustee of a family trust; and 1,458 shares issuable upon the exercise of outstanding stock options which were exercisable at the Record Date or within 60 days thereafter.
(5) Includes 407,713 shares issuable upon exercise of outstanding stock options which were exercisable at the Record Date or within 60 days thereafter.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

   The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer, the three other most highly compensated executive officers of the Company (collectively the "Named Officers") whose salary and bonus for the year ended December 31, 1996 exceeded $100,000 and a former executive officer of the company whose salary and bonus exceeded $100,000, but who was not an executive officer at December 31, 1996, for services in all capacities to the Company, during 1994, 1995 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                         ANNUAL COMPENSATION        COMPENSATION AWARDS
             NAME AND            --------------------------------  SECURITIES UNDERLYING
        PRINCIPAL POSITION         YEAR      SALARY      BONUS(1)   OPTIONS/SARS (#)(1)
-------------------------------- ------ --------------- --------- ---------------------
Pauline Lo Alker ................1996   $175,000        $49,500         280,000(5)
 President and CEO               1995   $161,250        $42,601          80,000(5)
                                 1994   $150,000        $38,200             --

Donald J. Morrison ..............1996   $152,501(2)     $28,500          50,000
 Sr. Vice President, Marketing   1995   $ 93,750        $ 5,101          50,000(6)
                                 1994        --             --              --

Derek S. Obata ..................1996   $166,190(2)         --           65,000
 Vice President, Worldwide Sales 1995   $ 20,327        $   109          35,000(7)
                                 1994        --             --              --

Truman Cole .....................1996   $135,000        $25,600          40,000
 Vice President and              1995   $126,000        $23,151             --
 Chief Financial Officer         1994   $110,923        $11,600          90,000

Mark S. Smith(4) ................1996   $161,315(2)(3)      --              --
 Former Officer                  1995   $191,545(2)     $15,101             --
                                 1994   $131,214(2)     $ 1,000          50,000

------------------
(1) From time to time, the Compensation Committee reviews the performance of the executive officers and may award cash bonuses and/or stock options to officers. Bonuses paid in 1996 were earned in 1995. Fiscal year 1995 bonuses include a portion of bonus amounts earned in 1994, but paid in 1995. Bonuses earned during 1996, if any, have not yet been determined and will be paid during 1997.
(2) Includes commission payments to the following persons: Mr. Morrison, $17,501; Mr. Obata, $28,690; and Mr. Smith, $63,527 in 1996, $101,545 in
    1995 and $56,214 in 1994.
(3) Includes consulting fees $13,625.
(4) Mr. Smith resigned as vice president of North American sales, but he has agreed to serve as a consultant to the Company until March 1, 1997.
(5) Option to purchase an aggregate of 180,000 shares issued 9/18/96, replaces option to purchase 100,000 shares granted 4/9/96 and option to purchase 80,000 shares granted in 1995. See "Report of the Compensation Committee on Executive Compensation--Chief Executive Officer Compensation."
(6) Option to purchase an aggregate of 50,000 shares was issued 1/19/96, replacing an option to purchase 50,000 shares granted in 1995. See "Report of the Compensation Committee on Executive Compensation--Repricing of Options."
(7) Option to purchase an aggregate of 35,000 shares was issued 1/19/96, replacing an option to purchase 35,000 shares granted in 1995. See "Report of the Compensation Committee on Executive Compensation--Repricing of Options."

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth details regarding stock options granted to the Named Officers in 1996. The Company granted no stock appreciation rights in 1996. In addition, in accordance with Securities and Exchange Commission ("SEC") rules, the table shows the hypothetical gains or "options spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

                                            INDIVIDUAL GRANTS
                    ---------------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                               VALUE
                                                                                     AT ASSUMED ANNUAL RATES
                                            PERCENT OF                                    OF STOCK PRICE
                                           TOTAL OPTIONS                                  APPRECIATION
                     NUMBER OF SECURITIES   GRANTED TO     EXERCISE OR                  FOR OPTION TERM(4)
                      UNDERLYING OPTIONS   EMPLOYEES IN    BASE PRICE   EXPIRATION  -------------------------
        NAME              GRANTED(1)      FISCAL YEAR(2)    ($/SH)(3)      DATE         5% ($)      10% ($)
------------------- -------------------- --------------- ------------- ------------ ------------ ------------
Pauline Lo Alker  ..      180,000(5)          6.3%          $15.00        9/18/06     $1,698,015   $4,303,105
                          100,000(5)          3.5           $13.25        4/09/06     $  833,285   $2,111,708
Donald J. Morrison         50,000             1.7           $18.63        6/03/06     $  585,658   $1,484,173
                           50,000(6)          1.7           $12.00        4/03/05     $  340,050   $1,484,173
Derek S. Obata .....       65,000             2.3           $18.63        6/03/06     $  761,356   $1,929,424
                           35,000(6)          1.2           $12.00       11/08/05     $  257,583   $  649,082
Truman Cole ........       40,000             1.4           $13.25        4/09/06     $  333,314   $  844,684
Mark S. Smith ......          --               --              --             --             --           --

------------------
(1) All options in this table have exercise prices equal to the fair market value on the date of grant. Mr. Morrison's and Mr. Obata's options become exercisable over a period of four years, and Mrs. Alker's and Mr. Cole's options become exercisable over a period of two years. All options expire ten years from the original grant date.
(2) The Company granted options for 2,869,155 shares to employees in 1996 under the 1993 Stock Option Plan and 1996 Nonstatutory Stock Option Plan.
(3) The exercise price may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
(4) The potential gain is calculated based on the fair market value of the Company's Common Stock on the date of grant, which is equal to the closing price reported on the Nasdaq National Market. These amounts only represent certain assumed rates of appreciation as established by the SEC. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.
(5) See "Report of the Compensation Committee on Executive Compensation--Chief Executive Officer Compensation."
(6) See "Report of the Compensation Committee on Executive Compensation -- Repricing of Options."


AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

   The following table sets forth certain information concerning options exercised by the Named Officers during 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both vested and unvested stock options as of year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED     VALUE OF IN-THE-MONEY
                                                          OPTIONS AT FY END (#)(1)  OPTIONS AT FY END ($)(2)
                     SHARES ACQUIRED    VALUE REALIZED    ------------------------  ------------------------
NAME                 ON EXERCISE (#)    ON EXERCISE ($)     VESTED     UNVESTED        VESTED       UNVESTED
-------------------  ---------------    --------------      ------     --------      ---------      --------
Pauline Lo Alker  ..        --              $ --            75,500     176,500        $ 984,075    $ 763,725
Donald J. Morrison          --              $ --            20,833      79,167        $ 119,790    $ 167,710
Derek S. Obata .....        --              $ --             9,479      90,521        $  54,504    $ 146,746
Truman Cole ........        --              $ --            26,042      64,583        $ 354,845    $ 546,561
Mark S. Smith ......      15,000            $151,875         9,375      15,625        $ 133,594    $ 222,656

------------------
(1) A portion of these options were immediately exercisable at the date of grant, but shares purchased upon exercise of unvested options are subject to repurchase at the option of the Company at their original issuance price based upon the scheduled vesting period.
(2) Market value of underlying securities, based on the closing price of the Company's Common Stock, as reported by the Nasdaq National Market System, on December 31, 1996 of $17.75, minus the exercise price.


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

   MANAGEMENT SALARY CONTINUATION AGREEMENTS

   In May 1996, the Company entered into Salary Continuation Agreements with Truman Cole and Donald J. Morrison. These agreements provide that, in the event the individual is terminated, including a "constructive termination" by demoting, relocating or reducing the salary of the individual, within one year after a "change of control" of the Company, the individual would be entitled to continued salary and bonus payments for a period of one year and immediate acceleration of all options to purchase shares of the Company's Common Stock granted to that individual prior to the "change of control." Each executive would also be entitled to continued medical coverage by the Company during the one-year period, unless the executive is covered by another employer's group health plan. In addition, the Salary Continuation Agreements provide for the vesting of all stock options prior to a "change of control" in the event the consideration to be paid to the stockholders of the Company consists, at least in part, of other than equity securities of the acquiring entity (except for cash payment for fractional shares).

Change in Control Arrangements

   The 1997 Stock Plan, which has been approved by the Board of Directors and is subject to approval of the stockholders at the 1997 Annual Meeting of Stockholders which is the subject of this Proxy Statement, provides that the Board of Directors may, in its sole discretion, accelerate the vesting and exercisability of options held by executive officers in the event of a change of control of the Company. See "Proposal 2--Approval of the Company's 1997 Stock Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

   During 1996, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. During 1996, the Company granted nonstatutory stock options to directors Bowers, Levy and Tai, all of whom served on the Compensation Committee in 1996, for 2,000, 2,000 and 17,000 shares, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The Committee is responsible for setting and administering policies governing compensation of executive officers. The Committee reviews the performance and compensation levels for executive officers, sets salary and bonus levels and makes option grants under the Company's Option Plans other than the 1994 Outside Directors Stock Option Plan.

COMPENSATION POLICIES

   The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary, bonuses and stock options to achieve these goals. The Committee reviews various available data, including compensation surveys, to enable the Committee to compare the Company's compensation package with that of other high technology companies of similar size and growth rates in the Company's geographic area.

COMPENSATION COMPONENTS

   Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size, growth rate and location. Annual salary adjustments take into account achievements of individual executive officers during the prior fiscal year as measured against key Company-wide objectives set each year by the Board of Directors, as well as the executive officers' performance of their individual responsibilities. Objective and subjective performance factors are weighed by each Committee member and a consensus is obtained through discussion. Salaries for 1996 were set with a target of having a larger portion of executive officer cash compensation being based on Company performance. The Compensation Committee also considered relative levels of responsibility among the executive officers in attempting to reach equitable and appropriate projected compensation levels.

   Cash incentive compensation is provided through participation in the Company's executive bonus plan. The Committee determines the amount of an individual's bonus based on a subjective judgment of the Company's financial performance (which, for 1996, were based primarily upon sales, gross margin, expense control and financial trends) and the achievement of established goals within each officer's area of responsibility.

   During 1996, the Compensation Committee completed the process of awarding bonuses based on 1995 performance. Depending on the perceived achievement of individual goals, bonuses to executive officers for 1995 resulted in payments ranging from 20% to 31% of base salaries for 1995. These bonuses were paid in 1996 and are reflected in the Summary Compensation Table as compensation received in 1996.

   As of this report, the Committee had not yet completed the process of reviewing performance and awarding bonuses based on 1996 performance. Once determined, such bonuses will be paid in 1997 and reflected in the Summary Compensation Tables of the Proxy Statement for the 1998 Annual Meeting of Stockholders as compensation received in 1997.

   The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to comparable equity compensation offered by similarly-sized high technology companies for similar positions, the responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of subsequent grants, the Committee has considered the individual executive officer's performance during the previous fiscal year, the expected contributions during the coming year, the amount of options already held and the level of recent grants. Option grants to executive officers during 1996 were based upon available data concerning option grants to executive officers of companies of similar size, growth and location and a review of recent grants. The Committee believes that future subsequent option grants, with vesting schedules of up to four years, will provide strong incentives for executive officers to remain with the Company.

REPRICING OF OPTIONS

   Employee stock options are an important element of compensation for the Company and have been used to attract, retain and motivate its workforce. The Committee believes that the Company's success in the future will depend in large part on its ability to attract, retain and motivate a number of highly skilled personnel and that the competition for such personnel is intense. The Committee also believes it is important and cost effective to provide equity incentives to employees and other service providers of the Company to improve the Company's performance and the value of the Company to its stockholders.

   In January 1996, the Committee reviewed the impact of the decline in the price of the Company's Common Stock and determined that many of the employee options, which had been previously granted at prices above the then current market price of $12.00 per share, were significantly less likely to serve their purposes of retaining and motivating employees. Furthermore, the Committee determined that many existing, experienced employees, including certain executive officers, would be likely to perceive an inequity in comparison to recently hired personnel granted stock options with exercise prices set at the current, lower fair market value of Common Stock.

   The Committee determined that it was in the best interests of the Company and its stockholders to restore the incentive for officers, employees and other service providers to remain with the Company and to exert their maximum efforts on behalf of the Company. Therefore, the Committee approved the repricing of stock options to a fair market value represented by the closing price of the Company's Common Stock on January 19, 1996, with the condition that none of the repriced options were exercisable prior to December 31, 1996. Certain of the Company's executive officers were beneficiaries of the repricing action as described in the following table:

                               NUMBER OF SECURITIES   MARKET PRICE   EXERCISE PRICE                LENGTH OF ORIGINAL
                                UNDERLYING OPTIONS  OF STOCK AT TIME   AT TIME OF    NEW EXERCISE  TERM REMAINING AT
        NAME           DATE          REPRICED         OF REPRICING     REPRICING        PRICE      DATE OF REPRICING
-------------------   -------   ------------------  ---------------- --------------  ------------  ------------------
Donald J. Morrison    1/19/96         50,000            $12.00           $21.875        $12.00         9 Years
Derek S. Obata .....  1/19/96         35,000            $12.00           $13.875        $12.00         9 Years
John Chan(1) .......  1/19/96         60,000            $12.00           $23.00         $12.00         9 Years

------------------
(1) Mr. Chan resigned from the Company during 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The compensation of the Chief Executive Officer is based upon the same criteria outlined above for the other executive officers of the Company. While the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the other executive officers, she does not participate in discussions regarding her compensation or performance. Based on her individual performance and the performance of the Company in 1995, the Committee increased Mrs. Alker's salary during 1996 and provided her a cash bonus of 30% of her individual base salary for 1995. This bonus was paid in 1996 and is reflected in the Summary Compensation Tables as compensation received in 1996.

   Based on her performance, including the successful acquisition of NuCom Systems, Inc. and the successful entry of the Company into the Fast Ethernet switching market, Mrs. Alker was granted options to purchase shares of the Company's Common Stock at a price equal to the fair market value on the date of grant. In April, the Committee granted her an option to purchase 100,000 shares which vested over two years and had a termination date ten years from the date of grant. Subsequently, the Committee determined that in order to provide an appropriate incentive to Mrs. Alker, that it was in the best interest of the Company and its Stockholders to combine the April 1996 option grant with an option grant made in April 1995 into a single grant for the same number of shares, with the option price set at the current fair market value for the Company's Common Stock. Therefore, in September 1996 the Committee granted an option to Mrs. Alker to purchase 180,000 shares of the Company's Common Stock with a vesting period of two years and with a termination date ten years following the grant date. Concurrently, the options granted in April 1996 (100,000 shares) and April 1995 (80,000) were canceled.

   As of this report, the Committee had not yet completed the process of reviewing Mrs. Alker's performance during 1996. Once completed, any increase in salary and any bonuses paid will be reflected in the Summary Compensation Tables of the Proxy Statement for the 1998 Annual Meeting of Stockholders as compensation received in 1997.


                                             Ann S. Bowers
                                             Kenneth Levy
                                             William P. Tai

                           STOCK PERFORMANCE GRAPH

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

   The graph below compares the cumulative total return on the Company's Common Stock for the end of each quarter since the initial public offering in June 1994 compared to the CRSP Total Return Index for the Nasdaq Stock Market (US companies), an indicator of broad market performance, and the CRSP Total Return Index for the Nasdaq Computer Manufacturer Stocks (SIC 357), an indicator of the market performance of this sector. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                    6/28/94  6/30/94  9/30/94  12/30/94  3/31/95  6/30/95  9/30/95 12/31/95  3/31/96  6/30/96  9/30/96  12/31/96
                    -------  -------  -------  --------  -------  -------  ------- --------  -------  -------  -------  --------
NETWORK PERIPHERALS   $100     $102     $231      $445     $351     $356     $257     $192     $239     $280     $247     $290
NASDAQ U.S. MARKET    $100     $101     $109      $108     $117     $134     $150     $152     $159     $172     $179     $187
NASDAQ COMPUTER       $100     $101     $123      $141     $149     $181     $217     $222     $229     $257     $284     $298
  MANUFACTURERS

* Assumes $100 invested on June 28, 1994 in the Company's Common Stock and in each index listed above.
** The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends for securities on which dividends are paid. Dividends have never been declared on the Company's Common Stock.

                                   PROPOSAL 2
                    APPROVAL OF THE COMPANY'S 1997 STOCK PLAN

   At the annual meeting, the stockholders will be asked to approve the Network Peripherals Inc. 1997 Stock Plan (the "1997 Stock Plan"). The 1997 Stock Plan authorizes the issuance of up to 1,500,000 shares of the Company's Common Stock (subject to adjustment for certain changes in the capital structure of the Company) pursuant to awards granted thereunder. Awards may be in the form of stock options or restricted stock.

   The 1997 Stock Plan is intended to replace the Company's Amended and Restated 1993 Stock Option Plan and 1996 Nonstatutory Stock Option Plan (the "Prior Plans"). Under the Prior Plans, as of February 24, 1997, options to purchase an aggregate of 2,501,347 shares of Common Stock were outstanding, 1,329,329 shares had been issued upon the exercise of previously granted options, and 1,047,377 shares remained available for future grants, which are insufficient to meet the Company's equity compensation objectives. Effective upon stockholder approval of the 1997 Stock Plan, the Prior Plans will terminate, and no further stock options will be granted under those plans, although options granted under the Prior Plans before their termination will remain outstanding in accordance with the terms of such plans. The Company believes that the additional shares authorized by the 1997 Stock Plan are necessary to enable it to maintain an adequate equity incentive program.

   In addition to allowing the Company to continue to provide necessary incentives, the 1997 Stock Plan is designed to enable the Company to meet certain requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for tax deductibility in full of related compensation.
Section 162(m) sets a limit of $1,000,000 on the amount of compensation paid to each of the Company's chief executive officer and four other most highly compensated executive officers that the Company may deduct as an expense for federal income tax purposes. However, Section 162(m) exempts from this limit certain performance-based compensation. The 1997 Stock Plan is intended to permit the Company to make awards that will qualify as performance-based compensation. In compliance with the Section 162(m) exemption requirements, the 1997 Stock Plan limits the number of shares for which awards may be granted in any fiscal year to any employee, including the Company's executive officers, to 500,000, provided that an additional one-time award for up to 250,000 shares may be granted to any newly-hired employee. These grant limits are subject to appropriate adjustment in the event of certain changes in the Company's capital structure. Furthermore, the 1997 Stock Plan permits a committee of the Board of Directors satisfying the composition requirements of Section 162(m) to condition the grant or vesting of restricted stock awards upon the attainment of pre-established performance goals in order to bring them within the Section 162(m) performance-based compensation exemption.

   The Board of Directors adopted the 1997 Stock Plan effective February 18, 1997, subject to stockholder approval. Because competition for highly qualified individuals in the Company's industry is intense, the Board of Directors believes that to successfully attract the best candidates, the Company must continue to offer a competitive equity incentive program as an essential component of its compensation packages. It expects that the 1997 Stock Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company. In addition, the Board of Directors believes that equity incentives under the 1997 Stock Plan will serve an important role in motivating such individuals to contribute to the Company's continued growth and profitability for the benefit of its stockholders by linking their compensation to the Company's performance and aligning their long-term interests with those of the stockholders. The proposed 1997 Stock Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

SUMMARY OF THE 1997 STOCK PLAN

   The following summary of the 1997 Stock Plan is qualified in its entirety by the specific language of the 1997 Stock Plan, a copy of which is available to any stockholder upon request.

   General. The purpose of the 1997 Stock Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The 1997 Stock Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code, nonstatutory stock options and restricted stock awards, which may take the form of a restricted stock purchase right or a restricted stock bonus.

   Shares Subject to Plan. A maximum of 1,500,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1997 Stock Plan. However, in order to comply with the requirements of the exemption under Section 162(m) of the Code for performance- based compensation, the 1997 Stock Plan provides that no employee may be granted in any fiscal year of the Company awards which in the aggregate are for more than 500,000 shares, except that the Company may grant an additional one-time award to any newly-hired employee for up to 250,000 shares (the "Grant Limits"). Appropriate adjustments will be made to the shares subject to the 1997 Stock Plan, to the Grant Limits, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. If any outstanding award expires, terminates or is canceled, or if shares acquired pursuant to an award are repurchased by or forfeited to the Company, the shares subject to such terminated award or the repurchased or forfeited shares are returned to the 1997 Stock Plan and again become available for grant.

   Administration. The 1997 Stock Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of awards intended to qualify for the performance- based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m) (hereinafter referred to collectively as the "Board"). Subject to the provisions of the 1997 Stock Plan, the Board determines the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an award is to be an incentive stock option, a nonstatutory stock option or restricted stock award, the timing and terms of exercisability and vesting of each award, the purchase price and the type of consideration to be paid to the Company for shares acquired pursuant to an award, the time of expiration of each award, and all other terms and conditions of the awards. The Board may amend, modify, extend, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award or any shares acquired thereunder, and accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired under the 1997 Stock Plan, including with respect to the period following an optionee's termination of service with the Company. The 1997 Stock Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan. The 1997 Stock Plan permits the Board to delegate to an officer the authority to grant one or more awards for not more than an aggregate of 50,000 shares in any fiscal year to any person eligible under the plan who is not an officer or a director of the Company, subject to guidelines established by the Board. The Board will interpret the 1997 Stock Plan and awards granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1997 Stock Plan or any award.

   Eligibility. Awards may be granted under the 1997 Stock Plan to employees (including officers), directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, awards may be granted to prospective service providers in connection with written employment or engagement offers, provided that no shares may be purchased prior to such person's commencement of service. As of February 24, 1997, the Company had approximately 237 employees, 7 executive officers, 6 directors and one consultant who would be eligible under the 1997 Stock Plan. While any eligible person may be granted a nonstatutory stock option or a restricted stock award, only employees may be granted incentive stock options.

   Stock Options. Each stock option granted under the 1997 Stock Plan is evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the 1997 Stock Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of February 24, 1997, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $14.75 per share.

   The 1997 Stock Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of the Company's Common Stock owned by the participant having a fair market value not less than the exercise price or by means of a promissory note, by such other lawful consideration as approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

   Options granted under the 1997 Stock Plan will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Historically, options granted by the Company have vested and become exercisable at a rate of 25% one year after the date of grant and then ratably in monthly installments over the succeeding three years of service. The maximum term of an incentive stock option granted under the 1997 Stock Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Generally, options will remain exercisable for three months following a participant's termination of service, unless such termination results from the participant's death or disability, in which case the option will remain exercisable for 36 months following the participant's termination of service, provided that in any event the option must be exercised no later than its expiration date. However, the Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

   Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Nonstatutory stock options granted under the 1997 Stock Plan may be assigned or transferred to the extent permitted by the Board and set forth in the participant's option agreement.

   Restricted Stock. The Board may grant restricted stock awards under the 1997 Stock Plan either in the form of a restricted stock purchase right or a restricted stock bonus. Each restricted stock award is evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 1997 Stock Plan. Each restricted stock purchase right will be exercisable at a price established by the Board, while each restricted stock bonus is granted in consideration for services rendered to the Company or for its benefit. Generally, the purchase price pursuant to a restricted stock purchase right may be paid in cash, by check or in cash equivalent, to the extent legally permitted, by means of a promissory note, by such other lawful consideration as approved by the Board, or by any combination of these, provided that the Board may restrict the forms of payment permitted in connection with any grant. The Company will have no obligation to deliver shares pursuant to a restricted stock award until the participant has made adequate provision for federal, state, local and foreign taxes, if any, related to the award.

   Restricted stock awards may be made subject to such vesting restrictions and other terms and conditions as are established by the Board and specified in a written restricted stock award agreement. The participant may not transfer shares of restricted stock as long as they remain subject to vesting restrictions. However, during the period of restriction, the participant will have the right to vote the shares and to receive dividends or other distributions paid with respect to the shares, provided that any dividends or distributions paid in stock will be subject to the same restrictions. If a participant's service with the Company terminates for any reason during the period of restriction, the participant will forfeit to the Company any shares acquired pursuant to a restricted stock bonus that remain subject to vesting restrictions, and the Company will have the option to repurchase at the participant's original purchase price any shares acquired pursuant to a restricted stock purchase right that remain subject to vesting restrictions.

   A committee of the Board complying with the requirements of Section 162(m) may condition the grant or vesting of any restricted stock award on the attainment during a performance period established by the committee of one or more performance goals. Any such performance goals will be preestablished in writing pursuant to procedures intended to qualify the award as performance-based compensation for purposes of the exemption under Section 162(m). Performance goals will be based on one or more of the following business criteria: revenue, operating income, pre-tax profit, net income, gross margin, operating margin, earnings per share, return on stockholder equity, return on capital, return on assets, or the initial shipment of a new product. These business criteria will generally have the same meaning as used in the Company's financial statements. Each performance goal established by the committee must be objectively determinable and may be based on an absolute measure of the selected business criteria or may be based on a relative measure determined with reference to an index or other standard selected by the committee. At the end of the performance period, the committee will certify in writing the extent to which the performance goals have been attained and number of shares to be granted or vested under the objective formula pre-established by the committee. Neither the Board nor the committee may waive the attainment of any performance goal or increase the number of shares earned in excess of the amount determined under the pre-established formula. However, the committee retains the discretion to reduce the number of shares earned by the participant below the amount determined under the objective formula if such reduction is appropriate in the committee's determination, provided that any such reduction may not increase the number of shares issuable to another participant.

   Change in Control. The 1997 Stock Plan provides that in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Change in Control"), the Board, in its sole discretion, may provide that any unexercisable or unvested portion of the outstanding awards will become immediately exercisable and vested in full as of a date determined by the Board and/or may arrange with the surviving, acquiring or successor corporation or parent corporation thereof to either assume the Company's rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation's stock. To the extent that the outstanding awards are not assumed, substituted for, or exercised prior to the Change in Control, they will terminate.

   Termination or Amendment. The 1997 Stock Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing awards granted under the plan have lapsed, provided that all incentive stock options must be granted within ten years of February 18, 1997, the date on which the Board adopted the 1997 Stock Plan. The Board may terminate or amend the 1997 Stock Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not amend the 1997 Stock Plan to increase the total number of shares of the Company's Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding award without the consent of the participant, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1997 Stock Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

   Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

   The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

   Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

   Restricted Stock Awards. A participant acquiring shares pursuant to a restricted stock award will generally recognize ordinary income equal to the difference between the amount paid, if any, and the fair market value of the shares on the "determination date" (as defined above under "Nonstatutory Stock Options"). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the shares are acquired. Upon the sale of stock acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

NEW PLAN BENEFITS TABLE

   No awards will be granted under the 1997 Stock Plan prior to its approval by the stockholders of the Company. Future grants under the 1997 Stock Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 1997 Stock Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and, in the case of stock options, the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by participants in the 1997 Stock Plan. The following table sets forth the grants of stock options under the Prior Plans during the fiscal year ended December 31, 1996, to (1) the Company's Chief Executive Officer and the Named Executive Officers; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all current officers who are not executive officers as a group.

                                                PRIOR PLANS
                                        --------------------------------
                  NAME                   EXERCISE PRICE       NUMBER OF
           PRINCIPAL POSITION              PER SHARE           SHARES
   ---------------------------------    --------------       -----------
   Pauline Lo Alker .................   $   15.00             100,000(1)
    President and                       $   13.25             180,000(1)
    Chief Executive Officer

   Truman Cole ......................   $   13.25             40,000
    Vice President and
    Chief Financial Officer

   Donald J. Morrison ...............   $   12.00             50,000(2)
    Sr. Vice President                  $   18.625            50,000
    Marketing

   Derek S. Obata ...................   $   12.00             35,000(3)
    Vice President                      $   18.625            65,000
    Worldwide Sales

   Mark S. Smith ....................         --                 --
    Former Officer

   All Executive Officers as a Group
    (7 Persons) .....................   $ 12.00-18.625       870,000

   All Outside Directors as a Group
    (5 Persons) .....................   $   15.00             30,000

   All Non-Executive Officer
    Employees as a Group ............   $11.625-18.625     1,999,155

                                                     (Footnotes on next page.)

------------------
(1) Option to purchase an aggregate of 180,000 shares issued 9/18/96, replaces option to purchase 100,000 shares granted 4/9/96, and an option to purchase 80,000 shares granted in 1995. See "Report of the Compensation Committee on Executive Compensation--Chief Executive Officer Compensation."
(2) Option to purchase an aggregate of 50,000 shares issued 1/19/96, replacing an option to purchase 50,000 shares granted in 1995. See "Report of the Compensation Committee on Executive Compensation--Repricing of Options."
(3) Option to purchase an aggregate of 35,000 shares issued 1/19/96, replacing an option to purchase 35,000 shares granted in 1995. See "Report of the Compensation Committee on Executive Compensation--Repricing of Options."

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

   The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

   The Board of Directors believes that the proposed 1997 Stock Plan and the reservation of 1,500,000 shares of the Common Stock of the Company for issuance thereunder are in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1997 STOCK PLAN.

                                   PROPOSAL 3
            AMENDMENT OF THE 1994 OUTSIDE DIRECTORS STOCK OPTION PLAN

   At the annual meeting, the stockholders will be asked to approve amendments to the Network Peripherals Inc. 1994 Outside Directors Stock Option Plan (the "Directors Plan") to (i) change the formula for granting options on and after the date of the annual meeting scheduled for April 24, 1997, (ii) change the option vesting provisions applicable in the event of a change in control of the Company, and (iii) revise the requirements for stockholder approval of subsequent amendments to the Directors Plan. The Directors Plan was adopted by the Board of Directors in April 1994 and approved by the stockholders in May 1994. A total of 150,000 shares of the Company's Common Stock are currently reserved for issuance under the Directors Plan, of which options to purchase an aggregate of 12,000 shares were outstanding as of February 24, 1997 and 138,000 shares remained available for future option grants.

   The Directors Plan is intended to assist the Company to attract and retain highly qualified individuals to serve as directors of the Company and to provide incentives directed toward increasing the value of the Company for its stockholders. As initially adopted, the Directors Plan provides that each newly elected or appointed nonemployee director is automatically granted an option to purchase 10,000 shares of the Company's Common Stock, vesting at the rate of 25% on the first anniversary of the date of grant and thereafter in equal monthly installments over the succeeding 36 months. In addition, on the date of each annual meeting of the stockholders occurring at least six months after a nonemployee director's initial election or appointment to the Board of Directors, the director is automatically granted an additional option for 2,000 shares, vesting on the basis of a similar four-year schedule. On September 18, 1996, the Board of Directors approved amendments to the Directors Plan, effective upon stockholder approval, that will increase to 15,000 shares the size of the initial option granted to any newly elected or appointed nonemployee director and increase to 5,000 shares the size of the option granted on the date of each annual meeting of the stockholders to each nonemployee director who has served at least six months. On February 18, 1997, the Board of Directors further amended the Directors Plan, subject to stockholder approval, to (i) provide that any portion of an outstanding option which had not yet vested and become exercisable would become fully vested and immediately exercisable beginning ten days prior to a Change in Control (as defined below) of the Company, and (ii) eliminate a requirement of stockholder approval of certain plan amendments that is no longer necessary under current law.

   The Board of Directors believes that approval of these amendments to the Directors Plan is in the best interest of the Company and its stockholders in order to provide a competitive equity incentive program that will enable the Company to continue to recruit and retain the capable directors who are essential to the long-term success of the Company.

SUMMARY OF THE DIRECTORS PLAN, AS AMENDED

   The following summary of the Directors Plan, assuming stockholder approval of the above amendments, is qualified in its entirety by the specific language of the Directors Plan, a copy of which is available to any stockholder upon request.

   General. The Directors Plan provides for the automatic grant of nonstatutory stock options to nonemployee directors of the Company and is intended to qualify as a "formula plan" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

   Shares Subject to Plan. A maximum of 150,000 of the authorized but unissued or treasury shares of the common stock of the Company may be issued upon the exercise of options granted under the Directors Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Directors Plan, to the terms of the automatic grant of options described below, and to outstanding options. To the extent that any outstanding option under the Directors Plan expires or terminates prior to exercise in full or if shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the plan and again become available for grant.

   Administration. The Directors Plan is intended to operate automatically without discretionary administration. To the extent administration is necessary, it will be performed by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to collectively as the "Board"). However, the Board has no discretion to select the nonemployee directors of the Company who are granted options under the Directors Plan, to set the exercise price of such options, to determine the number of shares for which or the time at which particular options are granted or to establish the duration of such options. The Board is authorized to interpret the Directors Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Directors Plan or any option.

   Eligibility. Only directors of the Company who, at the time of grant, are not employees of the Company or of any parent or subsidiary corporation of the Company (the "Outside Directors") are eligible to participate in the Directors Plan. Currently, the Company has 4 Outside Directors.

   Automatic Grant of Options. Each person first elected or appointed as an Outside Director prior to the date of the 1997 Annual Meeting of Stockholders of the Company scheduled for April 24, 1997 (the "1997 Annual Meeting") is granted automatically, on the date of such initial election or appointment, an option (an "Initial Option") to purchase 10,000 shares of Common Stock. On the date of each annual meeting of stockholders of the Company prior to the 1997 Annual Meeting, an additional option (an "Annual Option") to purchase 2,000 shares of Common Stock is granted automatically to each Outside Director, other than an Outside Director who received an Initial Option within six months prior to the annual meeting. Provided that the stockholders approve the proposed amendments to the Directors Plan, on and after the date of the 1997 Annual Meeting each Initial Option will be for the purchase of 15,000 shares of Common Stock and each Annual Option will be for the purchase of 5,000 shares of Common Stock.

   Terms and Conditions of Options. Each option granted under the Directors Plan is evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Directors Plan. The exercise price per share of any option granted under the Directors Plan must equal the fair market value, as determined pursuant to the plan, of a share of the Company's Common Stock on the date of grant. Generally, the fair market value of the Common Stock will be the closing price per share on the date of grant as reported on the Nasdaq National Market. The exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these.

   Options granted under the Directors Plan become exercisable at a rate of 25% one year after the date of grant and then ratably in monthly installments over the succeeding three years of service. The term of each option is 10 years after the date of grant, subject to earlier termination in the event the optionee's service with the Company ceases or in the event of a Change in Control of the Company, as discussed below. The Board has amended the Directors Plan to provide that options will remain exercisable for 12 months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option remains exercisable for 36 months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date. In addition, the Board has amended the Directors Plan to provide that "service" for purposes of the plan will mean service to the Company in any capacity, whether as a director, employee or consultant. Prior to these amendments, the foregoing post-service exercise periods were three months and six months, respectively, and "service" for purposes of the Directors Plan included only service as a director.

   In general, during the lifetime of the optionee, the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and distribution. However, in order to facilitate estate planning by the directors, the Board has amended the Directors Plan to provide that, with the consent of the Board, the optionee may transfer all or a portion of the option to (i) an immediate family member, (ii) a trust for the exclusive benefit of the optionee and/or one or more immediate family members, (iii) a partnership in which the optionee and/or one or more immediate family members are the only partners, or (iv) such other person or entity as the Board permits. For this purpose, "immediate family member" means the optionee's spouse, former spouse, children or grandchildren, whether natural or adopted.

   Change in Control. Subject to stockholder approval, the Directors Plan will provide that, in the event of (i) a merger or consolidation in which the Company is not the surviving corporation or in which the stockholders of the Company before such transaction do not retain after such transaction, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company, (ii) the sale, exchange or transfer of all or substantially all of the assets of the Company other than to one or more subsidiary corporations,
(iii) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such transaction do not retain after such transaction, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company, or (iv) a liquidation or dissolution of the Company (a "Change in Control"), all options outstanding under the Directors Plan will become immediately exercisable and vested in full as of the date ten days prior to the Change in Control. In addition, the acquiring or successor corporation may assume or substitute substantially equivalent options for the options outstanding under the Directors Plan. To the extent that the options outstanding under the Directors Plan are not assumed, substituted for, or exercised prior to the Change in Control, they will terminate. Prior to this amendment, the Directors Plan provided only for the termination of any options not assumed, substituted for, or exercised prior to the Change in Control.

   Termination or Amendment. Unless earlier terminated by the Board, the Directors Plan will terminate on April 24, 2007. As amended by the Board, subject to stockholder approval, the Directors Plan provides that it may be terminated or amended by the Board at any time, subject to stockholder approval only if such amendment would increase the total number of shares of Common Stock reserved for issuance thereunder. Prior to this amendment, the Directors Plan also required stockholder approval of any amendment that would expand the class of persons eligible to receive options. No termination or amendment of the Directors Plan may adversely affect an outstanding option without the consent of the optionee.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   For a description of the United States federal income tax consequences under current law of nonstatutory stock options granted under the Directors Plan, please see the discussion above under "PROPOSAL TO APPROVE 1997 STOCK PLAN--Summary of United States Federal Income Tax Consequences."

AMENDED PLAN BENEFITS

   The following table sets forth the grants of stock options that will be received under the Directors Plan during the fiscal year ending December 31, 1997 by all current directors who are not executive officers as a group, if the foregoing proposal is approved by the stockholders. None of the other groups or individuals for whom disclosure in this table would otherwise be required in the following table are eligible to participate in the Directors Plan. Benefits under the Directors Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by persons granted options under the Directors Plan.

                                NEW PLAN BENEFITS

                                         AMENDED PLAN               CURRENT PLAN
                                        GRANTS IN 1997             GRANTS IN 1996
                                 -------------------------- --------------------------
               NAME               EXERCISE PRICE  NUMBER OF  EXERCISE PRICE  NUMBER OF
        PRINCIPAL POSITION          PER SHARE      SHARES      PER SHARE      SHARES
-------------------------------- -------------- ----------- -------------- -----------
Ann S. Bowers ...................       *          5,000        $13.00         2,000
Kenneth Levy ....................       *          5,000        $13.00         2,000
William P. Tai ..................       *          5,000        $13.00         2,000
Charles J. Hart .................       *            --            --            --
All Outside Directors as a Group        *         15,000        $13.00         6,000
 (4 Persons) ....................

---------------
* Options will be granted at the fair market value of the Common Stock on the date of the 1997 Annual Meeting.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

   The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

   The Board of Directors believes that approval of the foregoing amendments to the Directors Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1994 OUTSIDE DIRECTORS STOCK OPTION PLAN.

                                   PROPOSAL 4
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Price Waterhouse LLP as the independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Price Waterhouse has audited the Company's financial statements since 1989. A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

   The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

   The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote. In the event that the stockholders do not approve the selection of Price Waterhouse, the appointment of the independent accountants will be reconsidered by the Board of Directors. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                  OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                                  THE BOARD OF DIRECTORS

Dated: March 21, 1997

                                                                      1334-PS-97